United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: August 18, 2026

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania	001-38884	25-1440803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Nitterhouse Drive, Chambersburg, PA	17201
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code	(717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐   Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Symbol	Name of exchange on which registered
Common stock	FRAF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

Effective August 17, 2026, Franklin Financial Services Corporation (the "Company"), Farmers and Merchants Trust Company of Chambersburg (the "Bank") and Charles B. Carroll, President of the Company and President and Chief Operating Officer of the Bank (“Executive”) entered into an amendment (the “Amendment”) to Executive’s employment agreement dated January 3, 2023. The following is a summary of the material terms of the Amendment.

Pursuant to the Amendment, the term of Executive’s employment agreement is amended to be three (3) years beginning August 17, 2026. The employment agreement shall automatically renew for an additional one (1) year term on the anniversary date unless notice to terminate is given by either party at least one hundred eighty (180) days prior to the anniversary date of the employment agreement. If proper notice to terminate is given, the employment agreement shall expire two (2) years after the next anniversary date.

The Amendment amends Section 5 of the employment agreement to define “Agreed Compensation” as Executive’s highest annual base salary, as defined in the employment agreement, and the average of his annual cash bonuses for the three (3) calendar years immediately preceding his termination.

Finally, the Amendment amends and restates Section 7 of the employment agreement regarding Executive’s rights in the event of termination following a Change in Control (as defined in the employment agreement). If Executive terminates his employment for Good Reason (as defined in the employment agreement) or he is involuntarily terminated without Cause (as defined in the employment agreement) after a Change in Control, then he will be entitled to the following compensation and benefits:

•the Bank shall pay Executive a lump sum amount equal to no greater than 2.99 times the Executive's Agreed Compensation, minus applicable taxes and withholdings, payable within thirty (30) days of Executive's separation of service.

•for a period of two (2) years Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits or if the Bank cannot legally provide such benefits because Executive is no longer an employee, or future law or plans do not permit so, the Bank shall reimburse Executive in an amount equal to the monthly premium paid by him to obtain comparable coverage.

•the Bank shall obtain an appraised value of non-solicitation and non-competition restrictions under the employment agreement for the purposes of reducing any parachute payment calculations in accordance with Section 280G of the Internal Revenue Code of 1986, as amended.

•Executive will be entitled to a limited gross up as determined under the Amendment.

Except for the changes disclosed in this Current Report all other terms and conditions of Executive’s employment agreement remain unchanged.

The foregoing description of the Amendment does not purport to be complete and is qualified by reference to the full text of the Amendment, which is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

    (c)  Exhibits.     The following exhibits are filed herewith:

Number                              Description

99.1First Amendment to Employment Agreement by and among Franklin Financial Services Corporation, Farmers and Merchants Trust Company of Chambersburg, and Charles (Chad) B. Carroll dated as of August 17, 2026.

104       The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

By: /s/ Craig W. Best

Craig W. Best

Chief Executive Officer

By: /s/ Charles B. Carroll, Jr.

Charles B. Carroll, Jr.

President

Dated: August 18, 2026